Exhibit 10.7

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES UNDERLYING THIS CONVERTIBLE PROMISSORY NOTE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES UNDERLYING THIS CONVERTIBLE PROMISSORY NOTE, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO- ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.”

MYDX, INC.

12% CONVERTIBLE PROMISSORY NOTE

Principal Amount:

Original Issuance Date:	7/23/2018 11:23:07 AM PDT

MyDx, Inc., a Nevada corporation (the “Company”) with offices located 6335 Ferris Square, Suite B, San Diego, CA 92121 has issued this 12% Convertible Promissory Note (the “Note” or, collectively, the “Notes”) to Erai Beckmann (the “Holder”) this 7/23/2018 11:23:07 AM PDT (the “Issuance Date”). The Company and the Holder are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Section 1. The Note:

1.1 This Note in the principal amount of $25,000.00 (the “Principal”) is being issued to the Holder.

1.2 This Note is being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated under Regulation D thereunder.

1.3 The Holder hereby represents to the Company that the Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

1.4 The Holder acknowledges and agrees that: (i) this Note bears interest at the rate of 12% per annum (the “Interest”) which can be paid, at the Company’s sole option, in the form of cash or shares of the Company’s common stock (the “Shares”) at a conversion price equal to 70% of the closing price of the Company’s common stock as reported on otcmarkets.com on the day prior to the Maturity Date; (ii) this Note is due and payable on a date twelve (12) months from the Issuance Date (the “Maturity Date”); and (iii) the unpaid Principal is convertible into Shares at a conversion price equal to 70% of the closing price of the Company’s common stock as reported on otcmarkets.com on the day prior to the day the notice of conversion is sent to the Company (the “Conversion Price”).

Section 2. Interest, Maturity Date, Prepayment and Default:

2.1 Interest shall accrue from the Issuance Date on the unpaid Principal amount at a rate equal to twelve percent (12%) per annum, simple interest.

2.2 Subject to this Section 2, unpaid Principal and any accrued but unpaid Interest under this Note shall be due and payable upon demand by the Holder at the Maturity Date, unless the Note has been converted into Shares at an earlier date.

2.3 The Company may prepay, in whole or in part, the Principal and Interest due on this Note at any time at 110% of the principal amount (excluding the 12% interest calculation) when the Company delivers five (5) days advance written notice of the Holder (the “Prepayment Notice”).

2.4 Notwithstanding the provisions of Section 2.2 above, the entire unpaid Principal sum of this Note, together with accrued and unpaid Interest thereon, shall become immediately due and payable in the form of Shares at a conversion price equal to 70% of the closing price of the Company’s common stock as reported on otcmarkets.com on the day prior to the event upon: (i) the execution by the Company of a general assignment for the benefit of creditors; (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more; or (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.5 Notwithstanding the provisions of Sections 2.2 through 2.4 above, the Holder, at any time after the Issuance Date or prior to the expiration of the five (5) day period following which the Company has given Holder the Prepayment Notice, may, at Holder’s sole discretion, elect to convert the entire unpaid Principal into Shares at the Conversion Price set forth in Section 1.4 above, in accordance with the procedures of Section 3 below.

Section 3. Conversion:

3.1 The Principal under this Note shall, at the Holder’s election (the “Voluntary Conversion”), may be converted at any time after the Issuance Date, in whole and prior to any prepayment pursuant to Section 2.3 above, into Shares at the Conversion Price by delivery of written notice of election to convert (the “Conversion Notice”), in the form attached hereto.

3.2 No fractional Shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, round up the number of Shares issuable to the next whole integer. Upon conversion in full of the Principal and the payment in full of the Interest, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or the transfer agent of the Company, Nevada Agency and Transfer Company with an address of 50 West Liberty Street, Suite 880, Reno, Nevada 89501or any successor transfer agent (the “Transfer Agent”).

3.3 At its expense, the Company will issue written instructions to Transfer Agent within three (3) business days of receipt of the Conversion Notice to issue and deliver to such Holder, at the address of the Holder most recently furnished in writing to the Company, a certificate or certificates for the number of Shares to which such Holder is entitled upon such conversion, which Shares shall be issued in book entry form if not accompanied by an opinion pursuant to Section 3.5 below. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the Principal being converted, including, without limitation, the obligation to pay such portion of the Principal.

3.4 Notwithstanding anything herein to the contrary, if, prior to the Maturity Date, the Company completes a private or public offering of Shares for proceeds (net of banker commissions and other financing fees and expenses) equal to $1,500,000, the Company may, within three (3) business days, deliver a written notice to the Holder (the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of this Note plus accrued but unpaid interest at a conversion price equal to 70% of the closing price of the Company’s common stock as reported on otcmarkets.com on the day prior to the Forced Conversion Notice Date.

3.5 Shares shall be issued in book entry form unless (i) such Shares are being sold or transferred pursuant to an effective registration statement under the Act or (ii) the Company or its Transfer Agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such Shares are being sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the Shares issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Shares issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or the Transfer Agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

Section 4. Transfer; Successors and Assigns:

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

Section 5. Governing Law; Jurisdiction:

This Note shall be governed by and construed under the laws of the State of Nevada, without giving effect to principles of conflicts of law. The Parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Clark County, State of Nevada, in connection with any action relating to this Note.

Section 6. Notices:

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified, (b) upon confirmation of receipt by fax by the Party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the Party to be notified at the address of such Party indicated on the signature page hereof, or at such other address as such Party may designate by 10 days’ advance written notice to the other Party given in the foregoing manner.

Section 7. Amendments and Waivers:

Any term of this Note may be amended only with the written consent of the Company and the holders of a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of the Note.

Section 8. Shareholders, Officers and Directors Not Liable:

In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

Section 9. Action to Collect on Note:

If action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

Section 10. Waiver of Jury Trial:

Each of the Company and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.

Section 11. Waiver of Notice of Presentment:

The Company hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

MYDX, INC.

By:	/s/ Daniel Yazbeck
Name:	Daniel Yazbeck
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED

BY HOLDER:

BECKMANN CAPITAL LLC

By:
Name:

Title: (if applicable):

Address:

Email:

Tax ID (if applicable):

CONVERSION NOTICE

The undersigned Holder hereby elects to convert the unpaid principal under this Convertible Note due of MyDx, Inc., a Nevada corporation (the “Company”), into shares of the Company’s common stock (the “Shares”) according to the conditions hereof, as of the date written below. If the Shares are to be issued in the name of a person other than the undersigned Holder, the undersigned Holder will pay all transfer taxes, payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:

Principal Amount of Note Prior to Conversion: $__________

Date to Effect Conversion:__________________________

Principal Amount of Note to be Converted: $____________

Number of shares of Common Stock to be issued:_________

Signature:_____________________________________

Name:________________________________________

Principal Amount of Note Remaining Following Conversion: $ _____________

Address for Delivery of Common Stock Certificates:

______________________________________________

______________________________________________

______________________________________________

Or

DWAC Instructions:_______________________________

Broker No:___________

Account No:_________